EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-153098, No. 333-16589, No. 333-168590 and No. 333-181380) and S-3 (No. 333 272992, No. 333-193316, and No. 333-261309) of Ur-Energy Inc. of our report dated March 6, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCooppers LLP

Chartered Professional Accountants

Vancouver, Canada

March 6, 2024

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.